Exhibit 99.1

N E W S    R E L E A S E

Contacts:	Media Marcela Manjarrez-Hawn (314) 445-0790 mediainquiries@centene.com	Investors Edmund E. Kroll, Jr. (212) 759-0382 investors@centene.com

FOR IMMEDIATE RELEASE

CENTENE COMPLETES ACQUISITION OF HEALTH NET

Creates Leading, Diversified Multi-National Healthcare Enterprise with a Platform for

Government-Sponsored Programs and the Largest Medicaid

Managed Care Organization in the Country

ST. LOUIS (March 24, 2016) – Centene Corporation (NYSE: CNC) today announced that it has completed its acquisition of Health Net, Inc. The closing of the transaction follows the approval of each company’s shareholders and receipt of all required regulatory approvals. Effective today with the closing of the acquisition, Health Net is a wholly owned subsidiary of Centene and no longer a publicly traded company.

With the acquisition complete, Centene is well positioned to continue to drive long-term growth. We are now the largest Medicaid Managed Care Organization in the country. Centene expands its government program offerings to include Medicare Advantage, as well as those offered through contracts with the U.S. Departments of Defense and Veterans Affairs. Lastly, the acquisition increases our scale across Health Insurance Marketplaces, while also maintaining Health Net’s presence in the California commercial market. Centene also benefits from greater scale and a stronger financial profile. The Company will continue to provide access to high quality, affordable healthcare to now more than 10 million members across the country. The Company expects to provide full 2016 updated guidance with its first quarter 2016 earnings release on April 26, 2016.

“We are pleased to announce the completion of this transformative acquisition, which creates tremendous opportunity for our shareholders, members, providers and key stakeholders,” said Michael F. Neidorff, Chairman, President and CEO of Centene. “Members and providers will benefit from Centene’s increased scale, as well as our geographic and product diversity. Shareholders will benefit from the significant value-creation potential of our enhanced platform as we move forward as one of the largest providers of Medicaid, Medicare Advantage and other government-sponsored programs in the country.”

Mr. Neidorff continued, “I would like to take the opportunity to welcome the hard working employees of Health Net, who share our commitment to enhancing our members’ access to higher quality, affordable healthcare services and to ensuring measurable quality outcomes. We look forward to realizing the many benefits of this strategic acquisition as we work together to transform the health of communities.”

Leadership and Integration Update

As previously announced, Mr. Neidorff will lead the combined company as Chairman, President and Chief Executive Officer and Mr. Jeffrey Schwaneke will serve as Executive Vice President, Chief Financial Officer and Treasurer. Mr. Jay Gellert, former President and Chief Executive Officer of Health Net, and Mr. James Woys, former Executive Vice President, Chief Financial and Operating Officer, and Interim Treasurer of Health Net, have entered into consulting agreements effective as of the close and will be assisting Centene to achieve a smooth transition. The directors of Centene prior to the closing of the merger are continuing as directors of the combined company.

Additionally, Centene increased the size of its Board of Directors to 10 directors, with the appointment of Ms. Vicki Escarra, a director of Health Net and CEO of Opportunity International.

To ensure that Centene can quickly and seamlessly realize the benefits of this acquisition, teams from Centene and Health Net have worked over the past eight months to develop an integration plan that leverages the talents and expertise of both companies. The combined company will be headquartered in St. Louis, Missouri, the location of Centene’s current headquarters, with operations throughout the country.

Transaction Details

In accordance with the terms of the acquisition agreement, Health Net shareholders received 0.622 shares of Centene common stock and $28.25 in cash for each share of Health Net common stock they held at closing, for a total transaction value of approximately $6.0 billion, including the assumption of debt.

Allen & Company LLC and Evercore Group L.L.C. served as financial advisors to Centene, and Skadden, Arps, Slate, Meagher & Flom LLP served as legal counsel. J.P. Morgan Securities LLC served as financial advisor to Health Net and Morgan, Lewis & Bockius LLP served as legal counsel.

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About Centene

Centene Corporation, a Fortune 500 company, is a diversified, multi-national healthcare enterprise that provides a portfolio of services to government sponsored healthcare programs, focusing on under-insured and uninsured individuals. Many receive benefits provided under Medicaid, including the State Children’s Health Insurance Program (CHIP), as well as Aged, Blind or Disabled (ABD), Foster Care and Long Term Care (LTC), in addition to other state-sponsored/hybrid programs, Medicare (including the Medicare prescription drug benefit commonly known as “Part D”), as well as programs with the U.S. Department of Defense and U.S. Department of Veterans Affairs. Centene operates local health plans and offers a range of health insurance solutions. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health management, care management software, correctional healthcare services, dental benefits management, in-home health services, life and health management, managed vision, pharmacy benefits management, specialty pharmacy and telehealth services.

Centene uses its investor relations website to publish important information about Centene, including information that may be deemed material to investors. Financial and other information about Centene is routinely posted and is accessible on Centene’s investor relations website, http://www.centene.com/investors.

Forward-Looking Statements

This material may contain certain forward-looking statements with respect to the financial condition, results of operations and business of Centene and certain plans and objectives of Centene with respect thereto, including the expected benefits of the merger with Health Net. These forward-looking statements can be identified by the fact that they do not relate only to historical or current facts. Forward-looking statements often use words such as “anticipate”, “target”, “expect”, “estimate”, “intend”, “plan”, “goal”, “believe”, “hope”, “aim”, “continue”, “will”, “may”, “would”, “could” or “should” or other words of similar meaning or the negative thereof. There are several factors which could cause actual plans and results to differ materially from those expressed or implied in forward-looking statements. Such factors include, but are not limited to, the possibility that the expected synergies and value creation from the merger will not be realized, or will not be realized within the expected time period, including, but not limited to, as a result of conditions, terms, obligations or restrictions imposed by regulators in connection with their approval of, or consent to, the merger; the exertion of management’s time and Centene’s resources, and other out-of-pocket expenses incurred in connection with complying with the undertakings in connection with certain regulatory approvals; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions or political conditions; changes in federal or state laws or regulations, including the Patient Protection and Affordable Care Act and the Health Care Education Affordability Reconciliation Act and any regulations enacted thereunder; provider and state contract changes; the outcome of pending legal or regulatory proceedings; reduction in provider payments by governmental payors; the expiration or termination of Centene’s Medicare or Medicaid managed care contracts with federal or state governments; tax matters; increased health care costs; and risks and uncertainties discussed in the reports that Centene has filed with the Securities and Exchange Commission (the “SEC”). These forward-looking statements reflect Centene’s current views with respect to future events and are based on numerous assumptions and assessments made by Centene in light of its experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors it believes appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this announcement could cause Centene’s plans with respect to the merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this announcement are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this announcement. Centene does not assume any obligation to update the information contained in this announcement (whether as a result of new information, future events or otherwise), except as required by applicable law. These risks, as well as other risks associated with the merger, are more fully discussed in the joint proxy statement/prospectus that is included in the Registration Statement on Form S-4 that has been filed with the SEC on September 21, 2015, in connection with the merger. A further list and description of risks and uncertainties can be found in Centene’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, and in its reports on Form 10-Q and Form 8-K.